Exhibit 10.9

FORM OF

VRIO CORP.

2018 Non-Employee Director Plan

Article 1.	Establishment and Purpose.

1.01	Establishment of the Plan. Vrio Corp., a Delaware corporation (the “Company” or “Vrio”), hereby establishes a compensation plan (the “Plan”) for the members of the Board who are not employed by Vrio or one of its Subsidiaries (the “Non-Employee Directors”), as set forth in this document.

1.02	Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Non-Employee Directors to those of the Company’s stockholders.

1.03	Effective Date of the Plan. The Plan is effective on April , 2018.

Article 2.	Definitions.

2.01	Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a)	“Applicable Law” means the legal requirements relating to the administration of options and stock-based or performance-based awards under any applicable laws of the United States, any other country, and any provincial, state, or local subdivision, any applicable stock exchange or automated quotation system rules or regulations, as such laws, rules, regulations and requirements shall be in place from time to time.

(b)	“AT&T” means AT&T Inc.

(c)	“Award” means, individually or collectively, a grant or award under this Plan of Options, Restricted Stock (including unrestricted Stock), Restricted Stock Units, or Other Stock-Based or Cash-Based Awards.

(d)	“Award Agreement” means an agreement which may be entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

(e)	“Board” or “Board of Directors” means the Vrio Board of Directors.

(f)	“Change in Control” shall be deemed to have occurred if:

(i)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (D) any underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing (x) prior to the date on which AT&T first ceases to beneficially own twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities (the “AT&T Sale Date”), a percentage of the total voting power represented by the Company’s then outstanding voting securities that is greater than the percentage of the total voting power represented by the Company’s then outstanding voting securities then held by AT&T, or (y) after the AT&T Sale Date, twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any payment due upon a Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A of the Code.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the committee or committees of the Board of Directors given authority to administer the Plan as provided in Article 3.

(i)	“Director” means any individual who is a member of the Vrio Board of Directors.

(j)	“Dividend Equivalent” means a cash payment in an amount equal to the dividend payable on one Share.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

(l)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Board.

(m)	“Fair Market Value” means the closing price on the NYSE for a Share on the relevant date, or if such date was not a trading day, the next preceding trading date, all as determined by the Company. A trading day is any day that the Shares are traded on the NYSE. In lieu of the foregoing, the Board may, from time to time, select any other index or measurement to determine the Fair Market Value of Shares under the Plan, including but not limited to an average determined over a period of trading days.

(n)	“NYSE” or “New York Stock Exchange.” If the New York Stock Exchange is no longer the principal exchange on which the stock is listed, then NYSE shall refer to such principal exchange unless otherwise provided by the Board.

(o)	“Option” means an option to purchase Shares from Vrio.

(p)	“Participant” means a Non-Employee Director or former Non-Employee Director who holds an outstanding Award granted under the Plan.

(q)	“Senior HR Executive” means the executive officer of Vrio who has primary responsibility for human resources matters.

(r)	“Shares” or “Stock” means the shares of common stock of the Company.

(s)	“Subsidiary” means any corporation, partnership, venture or other entity in which Vrio holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

(t)	“Termination of Service” or a similar reference means the event where the Director is no longer serving as a Director of the Company. With respect to any Award that provides “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.

Article 3.	Administration.

3.01	The Board. The Plan and Awards hereunder shall be administered by the full Board and any committee (including the Human Resources Committee of the Board) as may be appointed by the Board for this purpose if each Director on such committee is a “non-employee director,” as that term is used in Rule 16b-3 under the Exchange Act (or any successor designation for determining the committee that may administer plans, transactions or awards exempt under Section 16(b) of the Exchange Act), as that rule may be modified from time to time (each such committee is the “Committee” and, if so appointed by the Board, the Committee shall have all of the authority and responsibility granted to the Board herein).

3.02	Authority of the Board. The Board shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to exercise all of the powers granted to it under the Plan, which shall include but not be limited to the authority to:

(a)	construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements;

(b)	prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations;

(c)	make all determinations necessary or advisable in administering the Plan or any Award thereunder;

(d)	correct any defect, supply any omission and reconcile any inconsistency in the Plan; and

(e)	with respect to Awards:

(i)	grant Awards,

(ii)	determine who shall receive Awards,

(iii)	determine when Awards shall be granted,

(iv)	determine the terms and conditions of Awards, including, but not limited to, conditioning the exercise, vesting, payout of, or the lapsing of any applicable vesting restrictions or other terms or conditions on, Awards upon continued service, and

(v)	determine whether and to the extent the terms and conditions of Awards have been achieved or satisfied.

3.03	No Award may be made under the Plan after April [●], 2028.

3.04	References to determinations or other actions by Vrio or the Company, herein, shall mean actions authorized by the Board, the Chairman of the Board of Vrio, the Senior HR Executive or their respective successors or duly authorized delegates, in each case in the discretion of such person; provided, however, only the Board may take action with respect to granting or determining the terms of Awards or other matters that would require the Board to act in order to comply with Rule 16b-3 promulgated under the Exchange Act.

3.05	All determinations and decisions made by Vrio pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including but not limited to the Company, its stockholders, Directors, Participants, and their estates and beneficiaries.

3.06	This Plan is not intended to and does not limit the discretion of the Board or the Company in any way to pay any form of compensation in lieu of or in addition to the Awards or other compensation provided by this Plan.

3.07	No member of the Board or any person to whom the Board delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

(a)	any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

(b)	any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s articles of incorporation or bylaws, pursuant to any individual indemnification agreements between such Covered Person and the Company, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

3.08	Non-Uniform Determinations. The Board’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant’s service has been terminated for purposes of the Plan.

To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Board may, in its sole discretion and without amending the Plan, establish special rules applicable to Awards to Participants who are foreign nationals and grant Awards (or amend existing Awards) in accordance with those rules.

Article 4.	Shares Subject to the Plan.

4.01	Number of Shares. Subject to adjustment as provided in Section 4.03 herein, the number of Shares available for issuance under the Plan shall not exceed 750,000 Shares. The Shares granted under this Plan may be either authorized but unissued or reacquired Shares. The Board shall have full discretion to determine the manner in which Shares available for grant are counted in this Plan subject to Section 4.02 below.

4.02	Share Accounting. Without limiting the discretion of the Board under this Section 4.02, unless otherwise provided by the Board, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a)	If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b)	Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

(c)	When an Option is exercised (including but not limited to a stock-settled exercise), the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised.

4.03	Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, or other change in the corporate structure of the Company affecting the Shares, an adjustment shall be made in the number and class of Shares which may be delivered under the Plan (including but not limited to individual limits), and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, Restricted Stock Units or Other Stock-Based or Cash-Based Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights.

4.04	Limits on Compensation to Non-Employee Directors. Aggregate Awards to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a Director, shall be $500,000 or less based on aggregate value of cash-based Awards and Fair Market Value of stock-based Awards, in each case determined as of the date of grant.

Article 5.	Eligibility and Participation.

5.01	Eligibility. Only Non-Employee Directors are eligible to receive Awards under this Plan. Notwithstanding anything to the contrary contained herein, Directors who are employed by, and serve as Directors on behalf of, AT&T or any of its subsidiaries (excluding Vrio and its Subsidiaries) are not eligible to receive Awards under this Plan.

Article 6.	Restricted Stock.

6.01	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to eligible Non-Employee Directors in such amounts and upon such terms and conditions as the Board shall determine.

6.02	Restricted Stock Agreement. The Board may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Board may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

6.03	Transferability. Except as otherwise provided in this Article 6, and subject to any additional terms in the grant thereof, Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested.

6.04	Restrictions.

(a)	The Restricted Stock shall be subject to such vesting terms as may be determined by the Board. Unless otherwise provided by the Board, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Board may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock and/or restrictions under applicable Federal, state or foreign securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The Board may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

(b)	The Company shall have the right to retain the certificates, if any, representing Shares of Restricted Stock in the Company’s possession until such time as the Shares are fully vested and all conditions and/or restrictions applicable to such Shares have been satisfied.

6.05	Removal of Restrictions. Except as otherwise provided in this Article 6 or otherwise provided in the grant terms, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any, and shall, unless vested by the Board prior to the Participant’s Termination of Service, immediately be forfeited on the Participant’s Termination of Service. However, the Board, in its sole discretion, shall have the right to immediately vest the Shares and waive all or part of the restrictions and conditions with regard to all or part of the Shares held by any Participant at any time.

6.06

Voting Rights, Dividends and Other Distributions. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect thereto. Unless the Board determines otherwise, during the period of restriction, all ordinary cash dividends or other ordinary distributions paid upon any Share of Restricted Stock will be retained by the Company and will be paid to the

Participant (without interest) if and to the extent that the Award of Restricted Stock vests and will revert back to the Company if for any reason the Share of Restricted Stock upon which such dividends or other distributions were paid reverts back to the Company. Any extraordinary dividend or other extraordinary distributions will be treated in accordance with Section 4.03. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Shares of Restricted Stock with respect to which they were paid.

6.07	Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Board may grant Restricted Stock Units under such terms and conditions as shall be determined by the Board. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Section 6.07 or as otherwise provided by the Board. Except as otherwise provided by the Board, the award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Board, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and shall not receive dividends. Unless otherwise provided by the Board, Restricted Stock Units shall accrue Dividend Equivalents at the time and at the same rate as dividends are paid on Shares, which Dividend Equivalents will be retained by the Company and will be paid to the Participant (without interest) if and to the extent that the Award of Restricted Stock Units vests and will be forfeited if for any reason the Restricted Stock Units are forfeited.

Article 7.	Stock Options.

7.01	Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible Non-Employee Directors at any time and from time to time, and under such terms and conditions, as shall be determined by the Board.

7.02	Form of Issuance. The Board may require, as a condition to receiving an Option Award, that the Participant enter into an Option Award Agreement, setting forth the terms and conditions of the Award. In lieu of an Option Award Agreement, the Board may provide the terms and conditions of an Option Award in a notice to the Participant, in the resolution approving the Award, or in such other manner as it deems appropriate. All references in this Plan to Award Agreement shall include such other documents setting forth the terms and conditions of an Award. Such terms and conditions shall include the Exercise Price, the duration of the Option, the number of Shares to which an Option pertains (unless otherwise provided by the Board, each Option may be exercised to purchase one Share), and such other provisions as the Board shall determine.

7.03	Exercise Price. Unless a greater Exercise Price is determined by the Board, the Exercise Price for each Option Awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Subject to adjustment as provided in Section 4.03 herein or as otherwise provided herein, the terms of an Option may not be amended to reduce the exercise price nor may Options be cancelled or exchanged for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options.

7.04	Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of grant (which duration may be extended by the Board); provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. In the event the Board does not specify the expiration date of an Option, then such Option will expire on the tenth (10th) anniversary date of its grant, except as otherwise provided herein.

7.05	Vesting of Options. A grant of Options shall vest at such times and under such terms and conditions as determined by the Board. The Board shall have the right to accelerate the vesting of any Option. Except as otherwise determined by the Board, all Options held by the Participant which are not vested on or before the Participant’s Termination of Service shall immediately be forfeited.

7.06	Exercise of Options.

(a)	An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

(b)	Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for each grant or for each Participant. Unless otherwise provided by the Board, exercises of Options may be effected only on days and during the hours that the NYSE is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

7.07	Payment of the Exercise Price.

(a)	Unless otherwise determined by the Board, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by Vrio.

(b)	The Board may, from time to time, determine, modify, or limit the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Board in full or in part:

(i)	Payment may be made in cash.

(ii)	An Option may be “stock settled,” which shall mean upon exercise of an Option, the Company shall deliver that number of shares of Stock found by taking the difference between (A) the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date, multiplied by the number of Options being exercised and (B) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock as of the first day that the Stock was traded on the NYSE immediately preceding the exercise date.

(iii)	If the Company has designated an agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such agent irrevocably instructing the agent (which shall include any broker-dealer engaged by the agent): (A) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised, and (B) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price to the Company. In the event the agent sells any Shares on behalf of a Participant, the agent shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the agent in making any such sales. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price) are paid to the Company.

7.08	Restrictions on Exercise and Transfer of Options. Unless otherwise provided by the Board:

(a)	During the Participant’s lifetime, the Participant’s Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by any rules established by the Company for designating beneficiaries (any such rules in effect from time to time, the “Beneficiary Designation Rules”), an Option shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.

(b)	No Option shall be transferable except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with any Beneficiary Designation Rules; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution.

Article 8.	Other Stock-Based or Cash-Based Awards.

8.01	The Board may grant other types of equity-based, equity-related or cash-based Awards (including retainers and meeting-based fees and the grant of performance share awards and performance units settled in cash) (“Other Stock-Based or Cash-Based Awards”) to eligible Non-Employee Directors in such amounts and subject to such terms and conditions as the Board may determine. Such Awards may entail the transfer of actual Shares to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Article 9.	Change in Control.

9.01	Unless the Board determines otherwise, upon a Change in Control, (i) each Award granted to such Participant prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (ii) any Shares deliverable pursuant to Restricted Stock Units will be delivered promptly (but no later than 15 days) following such Change in Control.

9.02

Notwithstanding the foregoing, in the event of a Change in Control, the Board may, subject to compliance with Section 409A of the Code, to the extent applicable, take any of the following actions as determined by the Board in its sole discretion: (i) settle outstanding Awards for an amount of cash or securities equal to their value, where in the case of Options, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board; (ii) provide for the assumption of outstanding Awards or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any Awards, as determined by the Board in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances (including Termination of Service within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate; or (iv) provide that for a period of at least twenty (20) days prior to the Change in Control, any Options that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Board will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Board in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options are settled for an amount (as determined in the sole discretion of the Board) of cash or securities, the Board may, in its sole discretion, terminate any Option for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 9.02 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

Article 10.	Beneficiary Designation.

10.01	In the event of the death of a Participant, distributions or Awards under this Plan, except for Restricted Stock, shall pass in accordance with any Beneficiary Designation Rules, as the same may be amended from time to time.

Article 11.	Miscellaneous.

11.01	Participation. No Non-Employee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 12.	Amendment and Termination of Plan or Awards.

12.01

Amendment and Termination. At any time and from time to time, the Board or the Board may amend or terminate the Plan. Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, that, stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of Shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) expands the types of Awards available under the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; (iv) materially extends the term of the Plan; (v) materially changes the method of determining the strike price of Options under the Plan; or (vi) deletes or limits any provision prohibiting the repricing of Options and, provided further, that, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of Vrio’s stockholders. The Board (subject to Section 3.01) may amend an Award in whole or in part. Notwithstanding the foregoing, no termination, amendment, or modification of the Plan or any Award (other than Performance Shares or Performance Units) that adversely affects in any material way any Award previously granted under the Plan shall be made without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code or due to changes in applicable law may be made by the Company without the consent of any Participant.

12.02	Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Service shall be delayed for six months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by Vrio, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 13.	Withholding.

13.01	Participants will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax),

(a)	the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable),

(b)	the Board will be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or

(c)	the Company may enter into any other suitable arrangements to withhold, in each case in an amount not to exceed in the opinion of the Company the minimum amounts of such taxes required by law to be withheld.

Article 14.	Successors.

14.01	All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 15.	Legal Construction.

15.01	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.02	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.03	Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.04	Errors. At any time Vrio may correct any error made under the Plan without prejudice to Vrio. Such corrections may include, among other things, changing or revoking an issuance of an Award.

15.05	Elections and Notices.

(a)	Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by Vrio or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by Vrio or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by Vrio (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. Vrio may limit the time an election may be made in advance of any deadline.

(b)	Where any notice or filing required or permitted to be given to Vrio under the Plan, it shall be delivered to the principal office of Vrio, directed to the attention of the Senior HR Executive or his or her successor. Such notice shall be deemed given on the date of delivery.

(c)	Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of Vrio or, at the option of Vrio, to the Participant’s e-mail address as shown on the records of Vrio.

(d)	It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of Vrio. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

15.06	Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

15.07	Venue. Because awards under the Plan are granted in Texas, records relating to the Plan and awards thereunder are located in Texas, and the Plan and awards thereunder are administered in Texas, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the Company and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Texas with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, except as otherwise agreed by the Participant and the Company in a Mandatory Arbitration Agreement, the parties agree that:

(a)	sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Dallas County, Texas, and no other,

(b)	all claims with respect to any such action shall be heard and determined exclusively in such Texas court, and no other,

(c)	such Texas court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto, and

(d)	that the parties waive any and all objections and defenses to bringing any such action before such Texas court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.08	409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code.